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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 25, 1998 on our audit of the consolidated financial statements and financial statement schedule of Blyth Industries, Inc. and Subsidiaries as of January 31, 1998 and for the year then ended, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."




                                       /s/ PricewaterhouseCoopers LLP
                                       -------------------------------------
                                       PricewaterhouseCoopers LLP




Chicago, Illinois
September 29, 1998